UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 8, 2013

MULTI-CORP INTERNATIONAL INC
Exact name of registrant as specified in its charter

Nevada	000-54252	N/A
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2757 CR 355 Denver City, Texas	79323
(Address of principal executive offices)	(Zip Code)

(806) 592-8659
Registrant’s telephone number, including area code

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[   ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[   ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[   ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[   ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SECTION 8 — OTHER EVENTS

Item 8.01. Other Events.

The Company is pleased to announce the results of an independent reserve evaluation on its oil property in the Cave Pool field in Eddy County, New Mexico, USA.  A complete copy of the report has been filed as an attachment to our Current Report on Form 8-K filed with the Securities and Exchange Commission on March 6, 2013.

The Corporation owns a 100% working interest in 2,800 acres in the Cave Pool Unit and field, which contains approximately 40 wells, that have produced but are currently shut-in. An independent reserve evaluation prepared by Chapman Petroleum Engineering Ltd. indicates estimated Proved light oil reserves of 386,000 STB having a net present value of $11,954,000 at 10% DCF/annum and additional Probable reserves of 1,570,000 STB, having a value of $67,479,000 at 10% DCF/annum. Production of these reserves will be realized through drilling of wells on unexploited locations from the Grayburg sand identified on well logs of the existing wells on these lands. Some of the wells on these lands will be re-entered for production from previously uncompleted zones in the Grayburg reservoir.

SECTION 9 – FINANCIAL STATEMENTS AND EXHIBITS

Item 9.01                      Financial Statements and Exhibits

(d) Exhibits.

Exhibit 99.1                      Press release

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

MULTI-CORP INTERNATIONAL INC.

Dated: March 11, 2013	By:	/s/ JEAN MANN
	Name:	Jean Mann
	Title:	Chief Executive Officer